Cash Accumulation Trust         Jennison Sector Funds, Inc.
National Money Market Fund      Jennison Financial Services Fund
Dryden California Municipal     Jennison Health Sciences Fund
Fund                            Jennison Utility Fund
California Income Series        Jennison Small Company Fund, Inc.
Dryden Global Real Estate Fund, Jennison Mid-Cap Growth Fund, Inc.
Inc.                            JennisonDryden Portfolios
Dryden Global Total Return      Jennison Value Fund
Fund, Inc.                      Dryden US Equity Active Extension
Dryden Government Income Fund,  Fund
Inc.                            MoneyMart Assets, Inc.
Dryden Government Securities    Prudential Institutional Liquidity
Trust                           Portfolio, Inc.
Money Market Series             Institutional Money Market Series
Dryden High Yield Fund, Inc.    Prudential Investment Portfolios,
Dryden Index Series Fund, Inc.  Inc.
Dryden Stock Index Fund         Dryden Active Allocation Fund
Dryden Municipal Bond Fund      JennisonDryden Asset Allocation
High Income Series              Funds
Insured Series                  JennisonDryden Conservative
Dryden National Municipals      Allocation Fund
Fund, Inc.                      JennisonDryden Moderate Allocation
Dryden Short-Term Bond Fund,    Fund
Inc.                            JennisonDryden Growth Allocation
Dryden Short-Term Corporate     Fund
Bond Fund                       Jennison Growth Fund
Dryden Small Cap Core Equity    Jennison Equity Opportunity Fund
Fund, Inc.                      Prudential World Fund, Inc.
Dryden Tax-Managed Funds        Dryden International Equity Fund
Dryden Large-Cap Core Equity    Dryden International Value Fund
Fund                            Nicholas-Applegate Fund, Inc.
Dryden Total Return Bond Fund,  Strategic Partners Opportunity Funds
Inc.                            Dryden Strategic Value Fund
Jennison 20/20 Focus Fund       Jennison Select Growth Fund
Jennison Blend Fund, Inc.       Strategic Partners Style Specific
Jennison Natural Resources      Funds, Inc.
Fund, Inc.                      Jennison Conservative Growth Fund
Target Portfolio Trust          Dryden Small Capitalization Value
Large Capitalization Growth     Fund
Portfolio                       Target Asset Allocation Funds, Inc.
Small Capitalization Growth     Target Conservative Allocation Fund
Portfolio                       Target Growth Allocation Fund
International Equity Portfolio  Target Moderate Allocation Fund
Total Return Bond Portfolio     Strategic Partners Mutual Funds,
Mortgage Backed Securities      Inc.
Portfolio                       Dryden Mid-Cap Value Fund
Large Capitalization Value      Jennison Equity Income Fund
Portfolio                       Dryden Money Market Fund
Small Capitalization Value
Portfolio
International Bond Portfolio
Intermediate-Term Bond
Portfolio
U.S. Government Money Market
Portfolio

                Supplement dated March 19, 2008 to the Prospectus

This supplement amends the Prospectus of each of the Funds referenced above and is in addition to any existing supplement to a Funds Prospectus.

The section of the prospectus under the heading How to Buy, Sell, and Exchange Shares of the Fund - How to Buy Shares - Reducing or Waiving Class As Initial Sales Charge - Other Types of Investors is hereby deleted and replaced with the following:

     Other Types of Investors . Certain other types of investors may purchase Class A shares without paying the sales charge, including:

        - certain directors, officers, employees (including their spouse, children and parents) of Prudential and its affiliates, the JennisonDryden mutual funds, and the investment subadvisers of the JennisonDryden mutual funds;

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        -persons who have retired directly from active service with Prudential or one of its subsidiaries;
        - certain real estate brokers, agents and employees of real estate brokerage companies affiliated with the Prudential Real Estate Affiliates;
        - registered representatives and employees of broker-dealers that have entered into dealer agreements with the Distributor; and
        -   investors in Individual Retirement Accounts (IRAs), provided that:
          (a) the purchase is made either from a directed rollover to such IRA or with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential Retirement (the institutional Benefit Plan recordkeeping entity of Prudential) provides administrative or recordkeeping services, in each case provided that such purchase is made within 60 days of receipt of the Benefit Plan distribution, or
          (b) the Individual Retirement Account is established through Prudential Retirement as part of its "Rollover IRA" program (regardless of whether or not the purchase consists of proceeds of a tax-free rollover of assets from a Benefit Plan described above).

To qualify for a waiver of the Class A sales charge at the time of purchase, you must notify the Transfer Agent or the Distributor must be notified by the broker facilitating the purchase that the transaction qualifies for a waiver of the Class A sales charge. The waiver will be granted subject to confirmation of your account holdings.

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